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                                                                     EXHIBIT.11

                       WHOLESALE AND HEARTY FOODS, INC.
                     CALCULATIONS OF NET INCOME PER SHARE
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                                       Three Months Ended September 30,
                                       ---------------------------------------------------
                                       1996                      1995
                                       ------------------------  -------------------------
                                       Primary    Fully Diluted  Primary     Fully Diluted
                                       ------------------------  -------------------------
Weighted Average Shares
Outstanding for the Period              8,566,456     8,566,456   7,669,869    7,669,869

Dilutive Common Stock
Options Using the Treasury
Stock Method                              487,293       487,293   1,010,051    1,010,321

                                       ------------------------  -------------------------
Total Shares Used for Per
Share Calculations                      9,053,749     9,053,749   8,679,920    8,680,190
                                       ------------------------  -------------------------
                                       ------------------------  -------------------------

Net Income                             $  778,000    $  778,000  $  860,000   $  860,000
                                       ------------------------  -------------------------
                                       ------------------------  -------------------------

Net Income Per Share                   $     0.09    $     0.09  $     0.10   $     0.10
                                       ------------------------  -------------------------
                                       ------------------------  -------------------------



                                      Nine Months Ended September 30,
                                      ---------------------------------------------------
                                      1996                      1995
                                      ------------------------  -------------------------
                                      Primary    Fully Diluted  Primary     Fully Diluted
                                      ------------------------  -------------------------

Weighted Average Shares
Outstanding for the Period              8,418,408    8,418,408    7,657,294    7,657,294

Dilutive Common Stock
Options Using the Treasury
Stock Method                              413,016      450,038      980,849      981,594

                                      ------------------------  -------------------------
Total Shares Used for Per
Share Calculations                      8,831,424    8,868,446    8,638,143    8,638,888
                                      ------------------------  -------------------------
                                      ------------------------  -------------------------

Net Income                            $ 1,357,000  $ 1,357,000  $ 2,258,000  $ 2,258,000
                                      ------------------------  -------------------------
                                      ------------------------  -------------------------

Net Income Per Share                  $      0.15  $      0.15  $      0.26  $      0.26
                                      ------------------------  -------------------------
                                      ------------------------  -------------------------
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